EXHIBIT 10.4

BOSTON SCIENTIFIC CORPORATION
EXCESS BENEFIT PLAN

FIRST AMENDMENT

Pursuant to Article 9 of the Boston Scientific Corporation Excess Benefit Plan, as effective January 1, 2005 (the “Plan”), Boston Scientific Corporation hereby amends the Plan as follows:

1. Effective January 1, 2008, Section 2.13 is amended in its entirety to read as follows:

“2.13                      “Separation from Service” means a "separation from service" (as that term is defined at Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Administrator may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election shall be deemed part of the Plan.”

2. Effective January 1, 2008, Section 2.14 is amended in its entirety to read as follows:

“2.14                      “Special Discretionary Contribution” means the discretionary contribution to the 401(k) Plan described in section 3.14 thereunder, which discretionary contribution was a one-time special contribution made in 2005 in respect of the 401(k) Plan’s 2004 plan year.”

3. Effective January 1, 2008, Section 4.1 is amended by inserting the words “during 2005” immediately following the words “As of the date”.

4. Effective January 1, 2008, the last sentence of Section 6.2 is amended to read as follows:  “If an Eligible Employee’s termination of employment occurs before the Eligible Employee becomes a Participant under the Plan, the Eligible Employee will be treated as a Participant who has had a Separation from Service and the amount of the Participant’s Special Discretionary Credit will be paid, subject to Section 6.4, in cash in a single lump sum to the Participant as soon as practicable after the Special Discretionary Credit is credited to the Participant’s Account and in any case no later than December 31, 2005.”

5. Effective January 1, 2008, Section 6.3 is amended in its entirety to read as follows:

“6.3                        Distribution after a Participant’s death.  Upon the death of the Participant, an amount equal to the balance of his or her Account will be paid in cash in a single lump sum to his or her Beneficiary within 90 days of the Participant’s death.  If an Eligible Employee dies before becoming a Participant, the amount of the Participant’s Special Discretionary Credit will be paid in cash in a single lump sum to the Participant’s Beneficiary as soon as practicable after the Special Discretionary Credit is credited to the Participant’s Account and in any case no later than December 31, 2005.”

6. Effective January 1, 2008, Section 6.4 is deleted in its entirety and replaced with the following:

“6.4                        Key Employees.  Notwithstanding anything in the Plan to the contrary, in the case of a Participant who is an individual determined by the Administrator or its delegate to be a "specified employee" as defined in subsection (a)(2)(B)(i) of section 409A of the Code, payment of such Participant's benefit owing to a Separation from Service with the Company shall not be made or commence until the date which is six (6) months and one (1) day after the date of such Separation from Service or, if earlier than the end of such period, the date of death of such Participant.  The Administrator may, but need not, elect in writing, subject to the applicable limitations under section 409A of the Code, any of the special elective rules prescribed in section 1.409A-1(i) of the Treasury Regulations for purposes of determining “specified employee” status.  Any such written election shall be deemed part of the Plan.”

7. Effective January 1, 2008, Article 9 is amended by adding the following sentence to the end thereto:  “Upon any termination of the Plan as a whole or with respect to any Participant or group of Participants, payments will be accelerated only to the extent permitted by section 409A of the Code.”

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IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION

By: ____________________________

Title: ____________________________

Date: ____________________________